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                                                                  Execution Copy


                                 AMENDMENT NO. 4
                                       TO
                          REGISTRATION RIGHTS AGREEMENT


         Amendment No. 4 to Registration Rights Agreement (this "Amendment"), dated as of December 30, 2003, by and between Alfred I. DuPont Testamentary Trust (the "Trust") and The St. Joe Company, a Florida corporation (the "Company").

1. Introduction. The Trust and the Company have entered into a Registration Rights Agreement, dated as of December 16, 1997, Amendment No. 1 thereto, dated as of January 26, 1998, an Amendment No. 2 thereto, dated May 24, 2002, and an Amendment No. 3 thereto, dated September 5, 2003 (as amended, the "Registration Rights Agreement"), which governs, among other things, certain terms and conditions of the sale of Shares of the Company's Common Stock Beneficially Owned by the Trust, from time to time, in registered public offerings. As requested by the Trust, the Company intends to file a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "Registration Statement") with respect to the sale by the Trust, from time to time, of up to 6,000,000 Shares of the Company's Common Stock Beneficially Owned by the Trust. In connection with such sales, the Trust and the Company believe that it is in their best interests to effect certain amendments to the Registration Rights Agreement, as prescribed below.

2. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Registration Rights Agreement.

3. Provisions Applicable to the Registration Statement. The Company hereby waives the six month requirement set forth in the penultimate paragraph of
Section 2.1 with respect to the Registration Statement. The Company shall have all obligations applicable to a Demand Registration with respect to the Registration Statement; provided, however, that in the event the Trust sells Shares of Common Stock Beneficially Owned by the Trust and covered by the Registration Statement, the Registration Statement (including all amendments thereto and all supplemental prospectuses included therein) shall count as one Demand Registration of the Trust and, with respect to any sale of such Shares covered by the Registration Statement requiring a prospectus supplement after the initial sale of shares covered by the Registration Statement (and the exercise of any over-allotment option with respect thereto), the Trust shall reimburse the Company for any incremental out-of-pocket expenses incurred by the Company in connection with such sale, including, without limitation, all printing expenses with respect to such sale.

4. Provisions Applicable to Future Registration Statements. Upon the sale of all or substantially all of the 6,000,000 Shares under the Registration Statement and the receipt of a Demand Request, the Company will file a registration statement on Form S-3 with the Securities and Exchange Commission (the "Subsequent Registration Statement") with respect to the sale by the Trust, from time to time, of up to 12,000,000 Shares plus any unsold shares under the Registration Statement of the Company's Common Stock Beneficially Owned by the Trust. If


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requested by the Trust, the Subsequent Registration Statement will be filed as a shelf registration statement. The Company hereby waives the six month requirement set forth in the penultimate paragraph of Section 2.1 with respect to the Subsequent Registration Statement. The Company shall have all obligations applicable to a Demand Registration with respect to the Subsequent Registration Statement; provided, however, that in the event the Trust sells Shares of Common Stock Beneficially Owned by the Trust and covered by the Subsequent Registration Statement, the Subsequent Registration Statement (including all amendments thereto and all supplemental prospectuses included therein) shall count as one Demand Registration of the Trust and, with respect to any sale of such Shares covered by the Subsequent Registration Statement requiring a prospectus supplement after the initial sale of shares covered by the Subsequent Registration Statement (and the exercise of any over-allotment option with respect thereto), the Trust shall reimburse the Company for any incremental out-of-pocket expenses incurred by the Company in connection with such sale, including, without limitation, all printing expenses with respect to such sale. Upon request of the Trust, members of management of the Company will participate in one road show to facilitate an underwritten offering pursuant to the Subsequent Registration Statement. In addition, the Subsequent Registration Statement will include disclosure as to the Trust's then present intention to hold substantially all of the shares remaining after the sale of the Shares covered by the Subsequent Registration Statement for the future, subject to the reevaluation of this intent as a result of changes in market or general economic conditions or other considerations.

5. Accounting Fees. Notwithstanding the foregoing, the Company will not be obligated to file either the Registration Statement or the Subsequent Registration Statement before March 15, 2004 if the estimated out of pocket expenses relating to accountants' consents of any accountant other than KPMG shall exceed $5,000, unless the Trust at its option elects to reimburse the Company for such expenses in excess of $5,000.

6. Demand Requests. The last sentence of the first paragraph of Section 2.1(a) of the Registration Rights Agreement is hereby amended to read in its entirety as follows: Subject to the provisions of Section 2.1(d), the Trust will have the right pursuant to this Section 2.1(a) to make an aggregate of six Demand Requests, including the deemed Demand Request relating to the Initial Sale referred to below in this Section 2.1(a).

7. Expenses. Section 2.1(c) of the Registration Rights Agreement is hereby amended to add the following sentence: Notwithstanding the foregoing, the Trust shall pay all incremental out-of-pocket Registration Expenses reasonably incurred in connection with the registration statement relating to the sixth Demand Request pursuant to this Section 2.1.

8. Lock-Ups. The failure of any member of the Company's management or of a non-Trust director of the Company to execute a lock-up agreement in connection with any offering shall not constitute a default under the Registration Rights Agreement; provided the Company uses reasonable efforts to obtain lock-up agreements reasonably required by underwriters in connection with such offering.

9. Representation on Board of Directors. The Trust agrees that at the February 2004 meeting of the Company's Board of Directors it and the four Trustees who are directors of



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the Company will support the election of 3 additional non-Trust directors to the
Board. Due to the expected retirements of two non-Trust directors, after the upcoming Annual Meeting in May 2004 the Board will consist of ten members, four of whom will be related to the Trust. As a result, the Trust's representation on the Board will go from its current 44% to 40%. The Trust agrees that on the fifth business day after the Trust's beneficial ownership of the Company's common stock is less than 20% of the issued and outstanding shares, that number of Trust directors will resign from the Board so that the number of Trust directors will not exceed two.

10. Effectiveness of this Amendment. This Amendment shall become effective upon its execution by the Company and the Trust.

11. Agreement in Full Force and Effect. Except as amended by the terms of this amendment, the Registration Rights Agreement shall remain in full force and effect in accordance with its terms.

12. Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of such counterparts shall together constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by the respective officers thereunto duly authorized as of the date first written above.


                                             ALFRED I. DUPONT TESTAMENTARY TRUST


                                             By: /s/ W. L. Thornton
                                                 -------------------------------
                                                 W. L. Thornton, Trustee



                                             THE ST. JOE COMPANY


                                             By: /s/ Peter S. Rummell
                                                 -------------------------------
                                                 Peter S. Rummell
                                                 Chairman and CEO








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